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                                                                    EXHIBIT 23.2




               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-00000) pertaining to the Viasource Communications, Inc. 1999 Stock Incentive Plan, Viasource Communications, Inc. 2000 Stock Option Plan and TeleCore, Inc. 1999 Stock Option/Stock Issuance Plan of our reports dated April 7, 1999 and March 20, 1998, except for Note 9 as to which the date is May 7, 1998 with respect to the financial statements of Communication Resources Incorporated and Communication Resources Inc. L.P. and Subsidiaries (A Limited Partnership), respectively, included in Amendment No. 6 to the Registration Statement (Form S-1 No. 33-38476) and related Prospectus of Viasource Communications, Inc., filed with the Securities and Exchange Commission.


                                                           /s/ Ernst & Young LLP


Miami, Florida
August 22, 2000